Exhibit 10.2

FORM OF SECOND AMENDED AND RESTATED VOTING AGREEMENT

SECOND AMENDED AND RESTATED VOTING AGREEMENT

THIS SECOND AMENDED AND RESTATED VOTING AGREEMENT (the “Agreement”) is made and entered into as of this      day of September 2013, by and among Benefitfocus, Inc., a Delaware corporation (the “Company”), each entity listed on Schedule A (the “GS Investors”), each entity listed on Schedule B (the “Oak Investors” and, together with the GS Investors, the “Investors”) and each individual listed on Schedule C hereto (the “Key Holders” and, together with the Investors, the “Stockholders”).

RECITALS

The parties desire to enter into this Agreement to set forth their agreements and understandings with respect to, among other things, how shares of the Company’s capital stock held by them will be voted in connection with the election for directors to the Company’s board of directors (the “Board”).

NOW, THEREFORE, the parties agree as follows:

1. Voting Provisions Regarding Board of Directors.

1.1. General. Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to carry into effect the intent of this Agreement. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of common stock and preferred stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2. Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, in favor of the following persons for election to the Board, and the Company agrees to nominate, or cause to be nominated, the following individuals for election to the Board of the Company at each annual or special meeting of stockholders at which an election of directors is held:

(a) As long as The Goldman Sachs Group, Inc. and its Affiliates (defined below) (collectively, “Goldman Sachs”) holds not fewer than 10% of the fully diluted equity interest in the Company, two (2) individuals designated by GS Capital Partners VI Parallel, L.P. (“GS Fund VI”), which individuals shall initially be Raheel Zia and Joseph DiSabato;

(b) As long as Oak Investment Partners and its Affiliates (collectively, “Oak”) holds not fewer than 5% of the fully diluted equity interest in the Company, one (1) individual designated by Oak, which individual shall initially be Ann H. Lamont; and

(c) As long as each of Mason Holland and Shawn Jenkins, including in each case their respective Affiliates, holds Shares equal to or in excess of the Minimum Ownership Threshold (defined below), Mason Holland and Shawn Jenkins.

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, officer, director, or manager of such Person and any venture capital fund now or hereafter existing that is controlled by one or more general partners of or shares the same management company with such Person.

1.3. Failure to Nominate a Board Member. In the absence of any nomination from the persons or groups with the right to nominate a director as specified above, the director previously nominated by them and then serving shall be renominated if still eligible to serve as provided herein.

1.4. Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, as follows:

(a) for so long as Goldman Sachs holds at least 10% of the fully diluted equity interest in the Company, the Stockholders agree not to vote to remove from office any director elected pursuant to Section 1.2(a) of this Agreement unless such removal is directed or approved by GS Fund VI;

(b) for so long as Oak holds at least 5% of the fully diluted equity interest in the Company, the Stockholders agree not to vote to remove from office any director elected pursuant to Section 1.2(b) of this Agreement unless such removal is directed or approved by Oak;

(c) for so long as each of Shawn Jenkins and Mason Holland, including in each case their respective Affiliates, continue to hold at least 50% of the common stock held by them on the date of this Agreement (the “Minimum Ownership Threshold”), the Stockholders agree not to vote to remove from office either Shawn Jenkins or Mason Holland unless such removal is directed or approved by Shawn Jenkins and Mason Holland, for each of their respective positions; and

(d) any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 1.2 or 1.3 shall be filled pursuant to the provisions of this Section 1.

All Stockholders agree to execute any written consents required to perform the obligations of this Agreement.

1.5. No Liability for Election of Recommended Directors. No party, nor any Affiliate of any such party, shall have any liability as a result of nominating a person for election as a director for any act or omission by such person in his or her capacity as a director of the Company, nor shall any party have any liability as a result of voting for any such nominee in accordance with the provisions of this Agreement.

1.6. Fiduciary Duties; Director Qualifications.

(a) Each Stockholder is entering into this Agreement in his or its capacity as the holder of capital stock of the Company. Any other provision of this Agreement notwithstanding, to the extent a Stockholder serves as an officer or director of the Company, nothing contained herein shall limit his ability to exercise his ordinary and customary duties as an officer or director of the Company, including, without limitation, the exercise of his fiduciary obligations to the Company and its stockholders.

(b) Any other provision of this Agreement notwithstanding, the Company and each Stockholder’s obligations under this Agreement is subject in all respects to the applicable law (including, without limitation, the directors’ fiduciary duties), the rules and regulations of the Securities and Exchange Commission and the listing requirements or standards of the NASDAQ Stock Market LLC or the requirements or standards of any other exchange, system or market on which the stock of the Company is principally listed. The Company’s obligation to nominate the designees of the Stockholders set forth in Section 1.2 is conditioned upon such designee meeting the director qualifications standards set forth in the Company’s Amended and Restated Bylaws, the charter of the Nominating and Corporate Governance Committee of the Board, and any other qualification standards the Board adopts. If a director designee of a Stockholder fails to meet these qualification standards, the Stockholder may designate another person to serve as a director that does meets these qualification standards.

1.7. Committees. So long as an Affiliate of The Goldman Sachs Group, Inc. serves as a director of the Company and to the extent permitted by the rules of the stock exchange on which the Common Stock of the Company is then listed, the Company agrees that such director will have the right to serve on the Compensation Committee of the board of directors of the Company (or such other committee which carries out the functions customarily fulfilled by a compensation committee) and the Nominating Committee of the board of directors of the Company (or such other committee which carries out the functions customarily fulfilled by a nominating committee), and the Company agrees to take all actions necessary to effect the foregoing. The covenants set forth in this Section 1.7, and such director’s right to serve on such committees, will terminate and be of no further force or effect when (i) the Company ceases to be a “controlled company” as defined by the rules of the stock exchange on which the Common Stock of the company is then listed or (ii) an Affiliate of The Goldman Sachs Group, Inc. ceases to be, either alone or as part of a group, a stockholder of the Company whose beneficial ownership of the voting stock of the Company results in the Company being a “controlled company,” whichever event occurs first.

2. Remedies.

2.1. Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination of the directors as provided in this Agreement.

2.2. Irrevocable Proxy. Each party to this Agreement hereby constitutes and appoints the President and Treasurer of the Company, and each of them, with full power of substitution, as the proxies of the party with respect to the matters set forth herein, including without limitation, election of persons as members of the Board in accordance with Section 1 hereto, and hereby authorizes each of them to represent and to vote, if and only if the party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires in accordance herewith. Each party hereto hereby revokes any and all previous proxies with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires in accordance herewith, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

2.3. Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

2.4. Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3. Term. This Agreement shall be effective upon the consummation of a registered firm commitment underwritten public offering of the Company’s common stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction) and shall continue in effect until and shall terminate upon the earliest to occur of (a) five (5) years following the date hereof and (b) termination of this Agreement in accordance with Section 4.6 hereof. In addition, this Agreement shall terminate as to any party hereto at such time as such party no longer has a right to nominate a director pursuant to Section 1 of this Agreement.

4. Miscellaneous.

4.1. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

4.3. Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A, Schedule B or Schedule C hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 4.5. If notice is given to the Company, a copy shall also be sent to Wyrick Robbins Yates & Ponton LLP, 4101 Lake Boone Trail, Suite 300, Raleigh, NC 27607, Attn: Donald R. Reynolds.

4.6. Consent Required to Amend, Terminate or Waive. This Agreement may be amended or modified and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Key Holders holding a majority of the Shares then held by the Key Holders, and in all circumstances, each of Shawn Jenkins and Mason Holland so long as they respectively hold Shares in excess of the Minimum Ownership Threshold, and (b) the holders of a majority of the Shares held by the Investors (voting as a single class and on an as-converted basis). Notwithstanding the foregoing:

(i) this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder unless such amendment, termination or waiver applies to all Investors or Key Holders, as the case may be, in the same fashion;

(ii) the consent of the Key Holders shall not be required for any amendment or waiver if such amendment or waiver does not apply to or affect the Key Holders;

(iii) any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party; and

(iv) Section 1.2(a), Section 2.1 and Section 4.6(iv) of this Agreement shall not be amended or waived without the written consent of GS Fund VI, Section 1.2(b), Section 2.1 and Section 4.6(iv) of this Agreement shall not be amended or waived without the written consent of Oak, and Section 1.2(c) of this Agreement shall not be amended or waived without the written consent of the holders of a majority of Shares held by the Key Holders and each of Shawn Jenkins and Mason Holland, so long as they respectively hold Shares in excess of the Minimum Ownership Threshold.

The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not consent in writing thereto. Any amendment, termination or waiver effected in accordance with this Section 4.6 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.

4.7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.8. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

4.9. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

4.10. Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement.

4.11. Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

4.12. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Voting Agreement as of the date first written above.

THE COMPANY:
BENEFITFOCUS, INC.

By:
Name: Mason R. Holland, Jr. Title: Chairman of the Board
	Address:	100 Benefitfocus Way Charleston, SC 29492

[Additional Signature Pages Follow]

Signature Page to Second Amended and Restated Voting Agreement

KEY HOLDERS:

Name:	Mason R. Holland, Jr.
Address:

Name:	Shawn Jenkins
Address:

[Additional Signature Pages Follow]

Signature Page to Second Amended and Restated Voting Agreement

GS INVESTORS:

GS CAPITAL PARTNERS VI, L.P.
	By:	GS Advisors VI, L.L.C. its General Partner

Name: Title:

GS CAPITAL PARTNERS VI OFFSHORE, L.P.
	By:	GS Advisors VI, L.L.C. its General Partner

Name: Title:

GS CAPITAL PARTNERS VI GmbH & Co. KG, L.P.
	By:	GS Advisors VI, L.L.C. its Managing Limited Partner

Name: Title:

GS CAPITAL PARTNERS VI PARALLEL, L.P.
	By:	GS Advisors VI, L.L.C. its General Partner

Name: Title:

Signature Page to Second Amended and Restated Voting Agreement

OAK INVESTORS:

OAK INVESTMENT PARTNERS XII, LIMITED PARTNERSHIP
	By:	Oak Associates XII, LLC, its General Partner

	Name: Title:	Ann H. Lamont Managing Member

Signature Page to Amended and Restated Voting Agreement

SCHEDULE A

GS INVESTORS

Name and Address

GS CAPITAL PARTNERS VI PARALLEL, L.P.

85 Broad St., 10th Floor

New York, NY 10004

GS CAPITAL PARTNERS VI GmbH & Co. KG

85 Broad St., 10th Floor

New York, NY 10004

GS CAPITAL PARTNERS VI FUND, L.P.

85 Broad St., 10th Floor

New York, NY 10004

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.

85 Broad St., 10th Floor

New York, NY 10004

SCHEDULE B

OAK INVESTORS

Name and Address

OAK INVESTMENT PARTNERS XII, LIMITED PARTNERSHIP

One Gorham Road

Westport, CT 06880

SCHEDULE C

KEY HOLDERS

Name and Address

Mason R. Holland, Jr.

Shawn Jenkins